UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported)     September 30, 2005
                                                              ------------------

                              Diomed Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                              000-32045                            84-1480636
--------------------------------------- ------------------------------------ ---------------------------
(State or Other Jurisdiction of                     (Commission                        (I.R.S. Employer
Incorporation)                                     File Number)                      Identification No.)

1 Dundee Park, Andover, Massachusetts                                              01810
---------------------------------------------------------- ---------------------------------------------
(Address of Principal Executive Offices)                                         (Zip Code)

                                 (978) 475-7771
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.
           -----------------------------------------

         On September 30, 2005, the Company entered into definitive agreements for the sale and issuance of shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), and warrants (the "Warrants") to purchase the Company's common stock, par value $0.001 per share (the "Common Stock") to certain accredited investors (the "Investors") in a private placement financing transaction. On that same day, the Company completed the sale of 4 million shares of Preferred Stock and Warrants to purchase up to 1.6 million shares of Common Stock to the Investors, and received gross proceeds of $10 million. The Company will use the proceeds for its general working capital purposes.

            The terms and conditions of the Preferred Stock are described below and in Items 3.02 and 3.03 of this Current Report. The terms and conditions of the Warrants are described below and under Item 3.02 of this Current Report.

         The material agreements that the Company entered into in connection with this transaction are described below:

Securities Purchase Agreement

            On September 30, 2005, the Company entered into a Securities Purchase Agreement with the Investors, under which the Company issued and sold to the Investors 4 million shares of Preferred Stock at a purchase price of $2.50 per share. The Company received aggregate gross proceeds of $10 million from the sale of these shares. In addition, the Company issued to the Investors Warrants to purchase an aggregate of 1.6 million shares of Common Stock with an exercise price of $2.50 per share (subject to adjustment as provided in the Warrants).

            The Securities Purchase Agreement provides that shares of the Preferred Stock are exchangeable for shares of Common Stock, as more fully described in a separate Share Exchange Agreement. Preferred Stock is exchangeable for Common Stock initially on a share-for-share basis. However, the exchange rate may decrease under antidilution provisions of the Share Exchange Agreement, which would result in the issuance of a higher number of shares of Common Stock upon exchange of shares of Preferred Stock.

            The Company is obligated to register for resale in a registration statement to be filed with the Commission the shares of Common Stock into which the Preferred Stock may be exchanged and the Common Stock issuable upon exercise of the Warrants. The Company and the Investors entered into a Registration Rights Agreement specifying the terms and conditions upon which the Company will register these shares of Common Stock.

            The Securities Purchase Agreement provides for a number of covenants of the Company and the Investor. Among these, the Company is to provide access to certain information if so requested by an Investor, and the Investors have the right to designate a board observer, who will have access to certain meetings of the Company's board of directors, in each case subject to appropriate confidentiality agreements. In addition, the Investors agreed that they will not be able to exchange Preferred Stock for Common Stock or exercise their Warrants to the extent that such exchange or exercise by an Investor would cause that Investor to beneficially own more than a certain percentage of the Company's Common Stock. Depending on the Investor, this limitation on ownership is either 4.99% or 9.99%. However, each Investor may opt out of its limitation on ownership restriction by providing prior notice to the Company.

         A copy of the form of Securities Purchase Agreement is attached hereto as Exhibit 10.1, a copy of the form of Share Exchange Agreement is attached hereto as Exhibit 10.2, a copy of the form of the Warrant is attached hereto as
Exhibit 10.3, a copy of the form of Registration Rights Agreement is attached hereto as Exhibit 10.4 and a copy of the Certificate of Designations for the Preferred Stock is attached hereto as Exhibits 10.5. Each of these documents is hereby incorporated by reference into this Current Report on Form 8-K.

Share Exchange Agreement

         In connection with the Securities Purchase Agreement, the Company entered into a Share Exchange Agreement, dated September 30, 2005, among the Company and the Investors. Under the Share Exchange Agreement, the Investors may exchange shares of Preferred Stock for shares of Common Stock. Each share of Preferred Stock may be exchanged for that number of shares of Common Stock that equals the issue price of the Preferred Stock ($2.50) divided by an exchange rate, initially set at $2.50 and subject to reduction in the case of dilutive issuances.

         The antidilution adjustment provides that if the Company sells Common Stock (or the rights to acquire Common Stock) for a price lower than the then-current exchange rate, the exchange rate will be reduced to the amount paid for the shares of Common Stock (or the rights to acquire Common Stock) issued by the Company at such lower price, subject to a floor of $2.17, unless the stockholders of the Company approve the elimination of the floor price. The Company agreed to propose to its stockholders that the floor price be eliminated. If the stockholders approve this proposal and the Company makes a dilutive issuance, then the exchange rate for the Preferred Stock may be decreased, first to the floor price, then to the weighted average price of the securities issued after giving effect to the dilutive issuance.

         The Company will pay liquidated damages to the Investors if the Company fails to comply with an Investor's request to exchange Preferred Stock for Common Stock, if the registration statement covering the Common Stock underlying the Preferred Stock and the Warrants is not declared effective by the Commission within 120 days of the September 30, 2005 closing date (or, after being declared effective by the Commission, is unavailable to the Investors for the resale of their Common Stock) or if the Common Stock is suspended from trading or is not listed on an exchange. The liquidated damages will be equal to 3% per month of the aggregate purchase price paid by Investors for the Preferred Stock that may be exchanged under the Share Exchange Agreement.

         If certain redemption events set forth in the Share Exchange Agreement occur, the Investors have the right to redeem their shares of Preferred Stock for cash at a 20% redemption premium over the issue price. These events include those events entitling the Investors to receive liquidated damages if not remedied during applicable cure periods, and in addition the failure to remove restrictive legends upon an Investor's request when permitted under applicable law, the Company's announcement that it intends not to issue Common Stock in exchange for Preferred Stock, bankruptcy events, a default under indebtedness of the Company or one of the Company's material agreements or a concentration of ownership of the Company's capital stock of 35% which continues for 30 days. After five years, the Company also has the right to redeem the Preferred Stock at a 20% premium over the issue price.

Registration Rights Agreement

         In connection with the Securities Purchase Agreement and the Share Exchange Agreement, the Company also entered into a registration rights agreement, dated September 30, 2005, among the Company and the Investors. Pursuant to the Registration Rights Agreement, the Company has agreed to file a Form SB-2 registration statement with the Commission covering the shares of Common Stock that are issuable upon exchange under the Share Exchange Agreement and the Common Stock that is issuable upon exercise of the Warrants. The Company agreed to file the registration statement within 45 days of the date of the Registration Rights Agreement, and to use its best efforts to cause the registration statement to be declared effective within 120 days of the closing date of the purchase and sale of the Preferred Stock and the Warrants.

         The Investors have the right to liquidated damages if the registration statement is not filed by the 45th day following the closing date, is not declared effective within 120 days of the closing date, does not remain effective for any 20 consecutive days or 30 aggregate days during any 12 month period or if the Common Stock does not remain listed on an applicable stock exchange. If any of the foregoing occurs, the Company will pay each Investor liquidated damages for the period from and including the date on which such event occurred until the event is cured, at a rate per month equal to 3% of the original purchase price of the securities purchased under the Securities Purchase Agreement (prorated for partial months based on the number of days in the month).

         The Company has agreed to pay all fees and expenses related to the registration statement. Additionally, the Company has agreed to indemnify all holders of securities that are able to be registered under the registration statement for any losses incurred by those persons that are related to the registration statement.

Engagement of Placement Agents

         The Company engaged Roth Capital Partners, LLC and Musket Research Associates, Inc. as its placement agents in connection with this private placement transaction. Under its agreements with the placement agents, the Company will pay, in cash, fees of 5% of the gross proceeds of the financing, or, $500,000 (in the aggregate). A copy of the form of the Company's agreement with Roth Capital Partners is included as Exhibit 10.6 to this Current Report and a copy of the form of the Company's agreement with Musket Research Associates is included as Exhibit 10.7 to this Current Report, each of which are hereby incorporated by reference into this Current Report.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
           ---------------------------------------

         As described above, on September 30, 2005, the Company entered into definitive agreements for the sale and issuance of Preferred Stock and Warrants to purchase Common Stock to certain accredited investors in a private placement financing transaction. On that same day, the Company completed the sale of 4 million shares of Preferred Stock and Warrants to purchase up to 1.6 million shares of Common Stock, from which the Company received gross proceeds of $10 million. The Company will use the proceeds for its general working capital purposes.

         As noted under Item 1.01 of this Current Report, the Company engaged Roth Capital Partners, LLC and Musket Research Associates, Inc. as its placement agents in connection with this transaction. The Company will pay a total of $500,000 in fees to these placement agents.

         The names of the Investors and the amount invested, number of shares of Preferred Stock purchased and the number shares of Common Stock underlying Warrants issued by the Company to each Investor are as follows:

                                                                         Shares
                                                                       (Preferred)
Investor                                                  Amount        Issued at       Warrant
                                                         Invested        Closing        Shares
ProMed Partners, L.P.                                     $360,000        144,000         57,600
ProMed Partners II, L.P.                                   $90,000         36,000         14,400
ProMed Offshore Fund, Ltd.                                 $60,000         24,000          9,600
ProMed Offshore Fund II, Ltd.                           $1,490,000        596,000        238,400
Advantage Advisors Catalyst Partners L.P.                 $105,000         42,000         16,800
Advantage Advisors Catalyst Intl. Ltd.                     $75,000         30,000         12,000
Ridgecrest Partners Ltd.                                   $60,000         24,000          9,600
Ridgecrest Partners L.P.                                   $10,000          4,000          1,600
Ridgecrest Partners QP, L.P.                              $250,000        100,000         40,000
Lagunitas Partners LP                                   $1,300,000        520,000        208,000
Gruber & McBaine International                            $400,000        160,000         64,000
Jon D. and Linda W. Gruber Trust                          $150,000         60,000         24,000
J. Patterson McBaine                                      $150,000         60,000         24,000
Broadfin Healthcare Fund LP                               $150,000         60,000         24,000
Alpha Capital                                             $300,000        120,000         48,000
Fractal Holdings, LLC                                      $50,000         20,000          8,000
North Sound Legacy International Ltd.                   $3,600,000      1,440,000        576,000
North Sound Legacy Institutional Fund LLC               $1,400,000        560,000        224,000
                                                    --------------- -------------- --------------
                                             Total     $10,000,000      4,000,000      1,600,000
                                                    =============== ============== ==============

         In addition to the Warrants issued to the Investors, the Company also issued Warrants to purchase up to 200,000 shares of Common Stock to the three holders of the Company's Variable Rate Convertible Debentures due 2008 (the "Debentures") as an inducement to, and in consideration for, the Debenture holders' waiver of certain negative covenants that the Company had made in connection with the Debentures. The waiver relates to the Company's agreement to redeem the Preferred Stock in those instances where redemption is permitted under the Share Exchange Agreement, described above in Section 1.01 of this Current Report. The Warrants issued to the holders of the Debentures have the same terms as those issued to the Investors. The identities of the three holders of Debentures and the number of shares of Common Stock underlying the Warrants issued to them are as follows:

Debenture Holder                                         Warrant
                                                         Shares

Omicron Master Trust                                     119,181
Iroquois Capital LP                                       26,940
Cranshire Capital, LP                                     53,879
                                                          ------
                                                   Total 200,000
                                                         =======

         A copy of the form of Waiver by the Debenture holders is included as
Exhibit 10.8 to this Current Report and is hereby incorporated by reference into this Current Report.

            The Preferred Stock and Warrants issued in this private placement financing transaction were issued without registration with the Commission, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. This exemption is applicable to the transaction because the Company did not make any public offer to sell the securities. Rather, the Company only accepted offers to purchase the securities from persons known by the Company or its placement agents to be accredited investors and only sold securities to persons who represented to the Company in writing that they are accredited investors.

         The Warrants are exercisable for five years from the date of listing of the underlying shares of Common Stock with the American Stock Exchange at an exercise price of $2.50 per share, subject to reduction in the case of dilutive issuances. The antidilution adjustment provides that if the Company sells Common Stock (or the rights to acquire Common Stock) for a price lower than the then-current exercise price, the exercise price will be reduced to the amount paid for the shares of Common Stock (or the rights to acquire Common Stock) issued by the Company at such lower price, subject to a floor of $2.12, unless the stockholders of the Company approve the elimination of the floor price. The Company agreed to propose to its stockholders that the floor price be eliminated. If the stockholders approve this proposal and the Company makes a dilutive issuance, then the exercise price of the Warrants may be decreased, first to the floor price, then to the weighted average price of the securities issued after giving effect to the dilutive issuance. If the exercise price of the Warrants is so adjusted, then there will concurrently be an adjustment to the number of shares for which the Warrant will be exercisable, by dividing the product of the former exercise price multiplied by the number of shares underlying the Warrant by the adjusted exercise price.

            In addition, the holders of the Warrant may exercise their Warrants by means of a "cashless exercise" at a formula set forth in the form of Warrant instead of paying cash to the Company upon exercise, in which case the purchase price otherwise payable in cash by the holder will be paid by crediting the holder for the excess of the market value of the Common Stock at the time of exercise over the exercise price of the stock.

Further Information

         The full terms and conditions of the financing are set forth in the Securities Purchase Agreement for the Preferred Stock and Warrants, the Share Exchange Agreement for the Preferred Stock, the Warrant, the Registration Rights Agreement and the Certificate of Designations, forms of each of which are filed as exhibits to this Current Report and are incorporated herein by reference. For a further summary of the material terms of this financing, see Item 1.01 of this Current Report on Form 8-K.

         The Company also issued a press release relating to the financing transaction on October 3, 2005, which is filed as an Exhibit 99.1 to this Current Report and is hereby incorporated by reference into this Current Report.

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
           ----------------------------------------------------

            The Company's board of directors has the authority to issue up to 20 million shares of Preferred Stock. On September 30, 2005, the Company filed a Certificate of Designations of Preferred Stock (the "Certificate of Designations") with the Secretary of State of the State of Delaware, designating the rights and preferences of 4.2 million shares of preferred stock for issuance in the September 30, 2005 private placement transaction. The following is a description of the material terms of the Preferred Stock:

      o Dividends. The holders of outstanding shares of Preferred Stock are entitled to cumulative annual dividends at the rate of: (i) 6%, for the first 18 months following the initial sale of Preferred Stock under the Securities Purchase Agreement (as described in Item 1.01 herein), (ii) 10% from the 19th through the 24th month following the initial sale of Preferred Stock under the Securities Purchase Agreement and (iii) 15% after the 24th month following the initial sale of Preferred Stock under the Securities Purchase Agreement. The dividends shall accrue from day-to-day on each share of Preferred Stock, whether or not earned or declared, and shall accrue until paid. The Company may pay the dividends with either cash or shares of Common Stock. The dividends will not accrue on any days where the volume weighted average price of the Common Stock for the 30 prior trading days equals or exceeds $6.25, so long as the shares of Common Stock for which the Preferred Stock may be exchanged under the Share Exchange Agreement are subject to an effective registration statement, the shares of Common Stock for which the Preferred Stock may be exchanged and the Common Stock underlying Warrants is authorized and reserved for issuance and listed on a trading market, none of the events giving rise to an Investor's right to redeem the Preferred Stock under the Share Exchange Agreement shall have occurred and not been cured and the Company does not owe the Investors more than $15,000, in the aggregate, under the transaction documents for the private placement financing.

      o Voting. Each holder of Preferred Stock is entitled to one vote per share of issued and outstanding Preferred Stock owned by such holder on the record date for the determination of stockholders entitled to vote, and the holders of the Preferred Stock and the Common Stock shall vote together as a single class (except where the Delaware General Corporation Law provides that a separate vote of the holders of Preferred Stock is required for approval of certain matters, in which case a majority of the shares of Preferred Stock outstanding shall be required for approval).

      o Liquidation. The Preferred Stock is preferred over the Common Stock, and any class or series of capital stock that the Company's board of directors may create in the future, as to the assets of the Company available for distribution to the stockholders in the event of the liquidation, dissolution or winding up of the Company, the sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with another entity that results in either the stockholders of the Company having less than 50% of the outstanding voting securities of the successor company in the merger or combination transaction or the members of the board of directors of the Company constituting 50% or less than the members of the board of directors of the successor company in the merger. Upon the occurrence of one of the transactions listed above, the holders of Preferred Stockholders are to receive, before any distribution or payment is made to any holders of Common Stock, the greater of: (i) $3.00 per share of Preferred Stock, plus all accrued and unpaid dividends thereon, and (ii) such amount per share of Preferred Stock that would have been payable had each share of Preferred Stock been tendered in exchange for Common Stock immediately prior to the transaction.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
           -------------------------------------------------------------
           FISCAL YEAR.
           ------------

            As described in Item 3.03 of this Current Report, on September 30, 2005, the Company filed a Certificate of Designation containing the terms of the Preferred Stock issued pursuant to the Securities Purchase Agreement described in Item 1.01 above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

 10.1 Form of Securities Purchase Agreement, dated September 30, 2005, by and among the Company and the Investors

 10.2 Form of Share Exchange Agreement, dated September 30, 2005, between the Company and the Investors

 10.3 Form of Warrant, dated as of September 30, 2005, by the Company in favor of the Investors and the Debenture Holders

 10.4 Form of Registration Rights Agreement, dated September 30, 2005, by and among the Company and the Investors

 10.5         Certificate of Designations of Preferred Stock, filed
              September 30, 2005

 10.6         Form of Engagement Letter between the Company and Roth Capital
              Partners LLC

 10.7 Form of Engagement Letter between the Company and Musket Research Advisors, Inc.

 10.8         Form of Waiver of Negative Covenants by Holders of Debentures

 99.1 Press Release, dated October 3, 2005, regarding private placement financing

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Diomed Holdings, Inc.
                                (Registrant)

Date: October 4, 2005           By:       /s/ James A. Wylie, Jr.
                                          --------------------------------------
                                Name:     James A. Wylie, Jr.
                                Title:    President and Chief Executive Officer

List of Exhibits:


 10.1 Form of Securities Purchase Agreement, dated September 30, 2005, by and among the Company and the Investors

 10.2 Form of Share Exchange Agreement, dated September 30, 2005, between the Company and the Investors

 10.3 Form of Warrant, dated as of September 30, 2005, by the Company in favor of the Investors and the Debenture Holders

 10.4 Form of Registration Rights Agreement, dated September 30, 2005, by and among the Company and the Investors

 10.5         Certificate of Designations of Preferred Stock, filed
              September 30, 2005

 10.6         Form of Engagement Letter between the Company and Roth Capital
              Partners LLC

 10.7 Form of Engagement Letter between the Company and Musket Research Advisors, Inc.

 10.8         Form of Waiver of Negative Covenants by Holders of Debentures

 99.1 Press Release, dated October 3, 2005, regarding private placement financing